UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 27, 2007

HEARTLAND, INC.
(Exact name of registrant as specified in charter)

Maryland	000-27045	36-4286069
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

982A Airport Road
Destin, Florida 32541
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (850) 837-0025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2007, Terry L. Lee and Heartland, Inc. (the “Company”)  entered into an Employment Agreement (the “Lee Agreement”) pursuant to which Mr. Lee has agreed to serve as the Chief Executive Officer and as Chairman of the Board of the Company.  The Lee Agreement contains the following terms:

•	base salary of $120,000 per year;
•	the issuance of 1,000,000 shares of common stock;
•	a five year option to purchase 1,822,505 shares of common stock at an exercise price of $0.33 per share on a cashless basis vesting on a pro-rata basis over the term of the option;
•	participation in all employee benefit plans and programs; and
•	reimbursement of reasonable expenses.

The term of the employment agreement is five years that may be renewed for one year periods unless either party notifies the other within 60 days prior to the end of the employment term of its intent to terminate the agreement.

Prior to joining the Company, from 1995 to the present, Mr. Lee has served as the President and Chief Executive Officer of  Commercial Bank where he is responsible for the management of $426 million in assets, 14 locations and 151 employees.  In 1989, prior to his appointment as Chief Executive Officer in 1994, Mr. Lee began his career with Commercial Bank as a bookkeeper where he eventually moved to Vice President - Marketing in 1991,  Vice president – Loan Officer in 1991 and Senior Vice President – Senior Lending Officer in 1992.  In addition to serving as the Chief Executive Officer and President of Commercial Bank, Mr. Lee serves as the Chief Executive Officer and President of Lee Oil Company, Inc., Lee Enterprises, Inc., Lee’s Food Mart, LLC, Cumberland Ford Motors, Inc., L & M Ventures, Inc., Green Hill Properties, Inc. and Berea Ford Motors, Inc.  Mr. Lee graduated from Lincoln Memorial University with a Bachelor of Arts in Business Administration and Management in 1979.

In connection with the appointment of Mr. Lee as the Chief Executive Officer of the Company, Mr. Sommerville agreed to resign as Chief Executive Officer.  Mr. Sommerville will continue to serve as a director of the Company.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)       Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement by and between Heartland, Inc. and Terry L. Lee
10.2	Non-statutory Option issued to Terry L. Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                                                                            HEARTLAND, INC.

Date: June 27, 2007                                                                                                                                                                                                                                                                                                                                                                                                             By:/s/Terry L. Lee
                                                                                                                                                                                                                                                                                                                                                               Name: Terry L. Lee
                                                                                                                                                                                                                                                                                                                                                               Title: Chief Executive Officer and Chairman